EXHIBIT 10.17




                [Letterhead of Mettler-Toledo International Inc.]


       Mr. Timothy P. Haynes
       4562 Dunleary Drive
       Dublin, OH 43017
       USA







       Date   December 11, 2001
  Reference   PB/vg
Direct Dial   +41 1 944 22 85
    Telefax   +41 1 944 22 55


EMPLOYMENT AGREEMENT

between METTLER-TOLEDO, INC., 1900 Polaris Parkway, Columbus / OH 43240, and MR. TIMOTHY P. HAYNES, born October 28, 1964, citizen of the USA.

The parties enter into an employment agreement on the terms and conditions set forth below:


Function Head of the Retail Division, Member of the Group Management Committee (GMC) of the METTLER TOLEDO Group

Employing Company/            Mettler-Toledo, Inc., Columbus / OH.
Position Location             If not otherwise stipulated in this
                              agreement, the Human Resources Policy and the General Rules of Employment including Benefit
                              Plans of Mettler-Toledo, Inc. apply.

Remuneration                  BASE SALARY of USD 160'000.-- gross per
                              annum, effective October 1, 2001, payable in twelve equal monthly installments of USD
                              13'333.--. This base salary remains unchanged until March 31, 2003.

                              Participation in the INCENTIVE PLAN POBS PLUS for Members of the Group Management of METTLER TOLEDO (Regulations valid as of March 14, 2000 enclosed).

                              The BONUS, in addition to the yearly base salary, is based and calculated on the grade of target achievement at the end of the business year, as follows:
                              o 4.50% of base salary for the range of
                              90-110 target points;
                              o 3.75% of base salary for the range of
                              111-130 target points.
                              For 100% target achievement, the bonus is USD 72'000.-- gross (45% of the base salary).


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Car Allowance                 Tim Haynes shall be provided with a car
                              allowance of USD 833.-- gross per month, always in line with the actually valid vehicle policy and rules for the senior management staff of Mettler-Toledo, Inc.

Stock Options                 Participation in the METTLER TOLEDO Stock
                              Option Plan as may be amended from time to time. Tim Haynes will be granted 50'000 Stock
                              Options at the next ordinary grant date after taking up the GMC function.

Personnel Insurance           Participation in the Mettler-Toledo, Inc.
                              insurance benefit plans and arrangements as actually valid or amended from time to time, in particular Retirement Plan, 410 (k)
                              Retirement Savings Plan, Health Care
                              Programs, Life, Accident and Disability
                              Income Protection.

Vacations                     Tim Haynes shall be entitled to no less than
                              20 paid vacation days in each calendar year.
                              He shall also be entitled to all paid
                              holidays and personal days given by
                              Mettler-Toledo, Inc. to its employees.

Duration/                     This employment agreement starts on October
Notice Period/                1, 2001. It is of unlimited duration. It may
Termination                   be terminated by either party without cause
                              by giving six (6) months notice in writing to the end of a month, and shall terminate at the end of such notice period.

                              METTLER TOLEDO may terminate the employee's employment hereunder without any breach of the employment agreement and without a six months notice period under the following circumstances.

                              . Death: The employee's employment hereunder shall terminate upon his death.

                              .  Disability: If, as a result of the
                                 employee's incapacity due to physical or mental illness, the employee shall have been absent from his duties hereunder on a full-time basis for the entire period of twelve consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such twelve month period) shall not have returned to the performance of his duties hereunder on a full-time basis, METTLER TOLEDO may terminate the employee's employment hereunder.

                              .  METTLER TOLEDO and Tim Haynes may
                                 terminate the employee's employment
                                 hereunder for cause, with immediate
                                 effect.

Non-Competition               While Tim Haynes is employed by METTLER
                              TOLEDO, and for a period of twelve months after the termination of his employment, Tim
                              Haynes shall not knowingly engage in or be employed in any business anywhere in the world which competes with the principal businesses of METTLER TOLEDO.

Previous Employment           With the effectiveness of this Employment
Agreements                    Agreement, all previous agreements with
                              METTLER TOLEDO shall be considered as
                              cancelled. The acquired years of service since September 7, 1999 are taken into consideration where applicable.

Applicable Law and            This agreement shall be governed by US Law.
Jurisdiction                  All disputes concerning the terms and
                              conditions of this agreement shall be brought before the ordinary courts in the State of Ohio, USA.


Mettler-Toledo, Inc.                                       The Employee



/S/                           /S/                          /S/
Robert F. Spoerry             Peter Burker                 Timothy P. Haynes





Enclosure